Exhibit 1.1

Royal Dutch Shell plc

Shell International Finance B.V.

Debt Securities

Ordinary Shares

Warrants

UNDERWRITING AGREEMENT

[Date]

[Underwriters]

Dear Sirs:

1. Introductory. Royal Dutch Shell plc, a public company limited by shares existing under the laws of England and Wales (“Company”), proposes to issue and sell from time to time certain of the Company’s unsecured debt securities (“Debt Securities”), Class A and Class B ordinary shares (“Ordinary Shares”) and warrants (“Warrants”) and Shell International Finance B.V., a private limited liability company organized under the laws of the Netherlands with corporate seat in the Hague (the “Issuer”) proposes to issue and sell from time to time certain of the Issuer’s unsecured debt securities to be fully and unconditionally guaranteed by the Company as to payment of principal, premium (if any) and interest (“Guaranteed Debt Securities”), registered under the registration statement referred to in Section 2(a) (collectively the “Registered Securities”). The Registered Securities constituting Debt Securities will be issued in one or more series under an indenture to be identified in the Terms Agreement referred to in Section 3, which series may vary as to interest rates, maturities, redemption provisions, selling prices and other terms. The Registered Securities constituting Guaranteed Debt Securities will be issued under an indenture to be identified in the Terms Agreement referred to in Section 3 (which indenture, together with the indenture referred to in the immediately previous sentence, herein “the Indenture”), which series may vary as to interest rates, maturities, redemption provisions, selling prices and other terms. The Registered Securities constituting Ordinary Shares may be represented by American Depositary Shares (“ADSs”) to be issued under a Deposit Agreement with JPMorgan Chase Bank, N.A. dated May 19, 2005, with respect to the Class A Ordinary Shares or a Deposit Agreement with The Bank of New York dated May 19, 2005, with respect to the Class B Ordinary Shares (collectively the “Deposit Agreements” and “Depositaries” and with respect to the deposit agreement pertaining to the Offered Securities (defined below) the “Deposit Agreement” and “Depositary”). Particular series or offerings of Registered Securities will be sold pursuant to a Terms Agreement referred to in Section 3, for resale in accordance with terms of offering determined at the time of sale.

The Registered Securities involved in any such offering are hereinafter referred to as the “Offered Securities”. The firm or firms which agree to purchase the Offered Securities are hereinafter referred to as the “Underwriters” of such securities, and the representative or representatives of the Underwriters, if any, specified in a Terms

Agreement referred to in Section 3 are hereinafter referred to as the “Representatives”; provided, however, that if the Terms Agreement does not specify any representative of the Underwriters, the term “Representatives”, as used in this Agreement (other than in Sections 5(c) and 6 and the second sentence of Section 3), shall mean the Underwriters.

2. Representations and Warranties of the Company and the Issuer. The Company, and if Guaranteed Debt Securities are being offered, the Issuer, as of the date of each Terms Agreement referred to in Section 3, represent and warrant to, and agree with, each Underwriter that:

(a) A registration statement (No. 333-[—]) on Form F-3, including a prospectus (hereinafter referred to as the “Base Prospectus”), relating to the Registered Securities has been filed with the Securities and Exchange Commission (the “Commission”) and has become effective. The Company and the Issuer meet the requirements of the U.S. Securities Act of 1933, as amended, (the “Act”) for the use of Form F-3. Such registration statement, as amended at the time of any Terms Agreement referred to in Section 3 entered into in connection with a specific offering of the Offered Securities and including any documents incorporated by reference therein, including exhibits (other than any Form T-1) and financial statements and any prospectus supplement relating to the Offered Securities that is filed with the Commission pursuant to Rule 424(b) (“Rule 424(b)”) under the Act and deemed part of such registration statement pursuant to Rule 430B under the Act, is hereinafter referred to as the “Registration Statement”. The Base Prospectus, as supplemented as contemplated by Section 3 to reflect the terms of the Offered Securities (if they are Debt Securities, Guaranteed Debt Securities or Warrants) and the terms of the offering of the Offered Securities, as first filed with the Commission pursuant to and in accordance with Rule 424(b), including all material incorporated by reference therein, is hereinafter referred to as the “Final Prospectus”. Any preliminary prospectus supplement to the Base Prospectus which describes the Offered Securities and the offering thereof and is used prior to filing of the Final Prospectus, together with the Base Prospectus, is hereinafter referred to as the Preliminary Final Prospectus.” “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405 under the Act.

“Applicable Time” shall mean, with respect to a specific offering of the Offered Securities, each time and date specified as such in the Terms Agreement relating to that offering of Offered Securities. “Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433 under the Act. “Disclosure Package” shall mean, with respect to any specific offering of the Offered Securities, (i) the Preliminary Final Prospectus, if any, used most recently prior to the Applicable Time, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule B to the Terms Agreement, (iii) the final term sheet prepared and filed pursuant to Section 4(c) hereto, if any, and (iv) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

(b) On the effective date and each deemed effective date of the registration statement relating to the Registered Securities, such registration statement, including all material incorporated therein by reference, conformed in all respects to the requirements of the Act, the Trust Indenture Act of 1939 (“Trust Indenture Act”) and the rules and regulations of the Commission (“Rules and Regulations”) and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and at the Applicable Time and at the Closing Date, and, in the case of the Final Prospectus only, its date, the Registration Statement and the Final Prospectus, will conform in all respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations, and neither of such documents, including all material incorporated therein by reference, will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, however, that the Company and the Issuer make no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus in reliance upon and in conformity with information furnished to the Company or the Issuer by or on behalf of any Underwriter through the Representatives specifically for use therein.

(c) At the Applicable Time, the Disclosure Package will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, however, that the Company and the Issuer make no representations or warranties as to the information contained in or omitted from the Disclosure Package in reliance upon and in conformity with information furnished to the Company or the Issuer by or on behalf of any Underwriter through the Representatives specifically for use therein.

(d) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Offered Securities in reliance on the exemption in Rule 163, and (iv) at the Applicable Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405).

(e) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of any Offered Securities and (ii) as of the Applicable Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(f) Each Issuer Free Writing Prospectus, if any, and the final term sheet prepared and filed pursuant to Section 4(c) hereto do not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified, provided, however, that the Company and the Issuer make no representations or warranties as to the information contained in or omitted from any Issuer Free Writing Prospectus or such final term sheet in reliance upon and in conformity with information furnished to the Company or the Issuer by or on behalf of any Underwriter through the Representatives specifically for use therein.

(g) If the Offered Securities constitute Debt Securities: the Indenture for the Offered Securities has been duly authorized and will be duly qualified under the Trust Indenture Act and validly executed and delivered by the Company and will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law); and the Offered Securities have been duly authorized and will be executed and authenticated in accordance with the provisions of the respective Indenture and when delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement and Terms Agreement, the Offered Securities will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

(h) If the Offered Securities constitute Guaranteed Debt Securities: the Indenture for the Offered Securities has been duly qualified under the Trust Indenture Act and duly authorized, executed and delivered by the Company and the Issuer and constitute legal, valid and binding obligations of the Company and the Issuer enforceable against the Company and the Issuer in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law); and the Offered Securities have been duly authorized, and will be executed and authenticated in accordance with the provisions of the respective Indenture and when delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement and Terms Agreement, the Offered Securities will constitute legal, valid and binding obligations of the Issuer and the guarantee of the Offered Securities will constitute legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Issuer and the Company, respectively, in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

(i) If the Offered Securities constitute Warrants: the warrant agreement will be duly authorized, executed and delivered by the Company and will constitute a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law); and the Offered Securities will be duly authorized, executed and authenticated in accordance with the provisions of the relevant warrant agreement and when issued and sold as contemplated in the Registration Statement, such Offered Securities will constitute legal, valid and binding obligations of the Company entitled to the benefits of the relevant warrant agreement and enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

(j) If the Offered Securities constitute Ordinary Shares: the Offered Securities will be authorized and when delivered and paid for in accordance with the Terms Agreement and the Underwriting Agreement, the Offered Securities will be validly issued and fully paid and no further contributions in respect of such Offered Securities will be required to be made to the Company by the holders thereof, by reason solely of their being such holders.

(k) The Company is a public company limited by shares duly incorporated under the laws of England and Wales; and the Issuer has been incorporated and is existing as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid).

(l) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court in the United Kingdom (the “UK”), the Netherlands or the United States is required for the consummation by the Company or the Issuer of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement) or the Indenture (if the Offered Securities are Debt Securities or Guaranteed Debt Securities) in connection with the issuance and sale of the Offered Securities by the Company, or if the Offered Securities are Guaranteed Debt Securities, the Issuer and with respect to the guarantee of the Offered Securities if the Offered Securities are Guaranteed Debt Securities, the Company, except such as have been obtained or made under the Act, the Exchange Act and the Trust Indenture Act and such as may be required under U.S. state securities laws or the laws of the UK and the Netherlands relating to the offering and sale of securities if the Offered Securities are offered and sold in such jurisdictions.

(m) The execution, delivery and performance by the Company and the Issuer of the Indenture, the Terms Agreement (including the provisions of this Agreement), this Agreement and any Delayed Delivery Contract and the issuance and sale of the Offered Securities (including the related guarantee of the Offered Securities if the Offered Securities are Guaranteed Debt Securities) and compliance with the terms and provisions thereof by the Company and the Issuer will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, the laws of its jurisdiction of incorporation, any of the terms or provisions of the documents constituting it, or any material agreement or instrument to which it is a party or by which it is bound.

(n) Except as otherwise disclosed in the Disclosure Package and the Final Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the best of the Company’s knowledge, threatened (i) against or affecting the Company or any of its subsidiaries, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or any of its subsidiaries or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or such subsidiary, or any officer or director of, or property owned or leased by, the Company or any of its subsidiaries and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole or adversely affect the consummation of the transactions contemplated by this Agreement.

Any certificate signed by any officer of the Company or the Issuer and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company or the Issuer, as the case may be, as to matters covered thereby, to each Underwriter.

3. Purchase and Offering of Offered Securities. The obligation of the Underwriters to purchase the Offered Securities will be evidenced by an agreement or exchange of other written communications (“Terms Agreement”) at the time the Company and/or the Issuer determines to sell the Offered Securities. The Terms Agreement will incorporate by reference the provisions of this Agreement, except as otherwise provided therein, and will specify the issuer, and if applicable, guarantor, of the securities to be sold, the firm or firms which will be Underwriters, the names of any Representatives, the principal or other amount of securities or number of shares to be purchased by each Underwriter, the purchase price to be paid by the Underwriters and (if the Offered Securities are debt securities) the terms of the Offered Securities not already specified in the Indenture, including, but not limited to, interest rate, maturity, any redemption provisions and any sinking fund requirements and whether any of the Offered Securities may be sold to institutional investors pursuant to Delayed Delivery Contracts (as defined below). The Terms Agreement will also specify the time and date of delivery and payment (such time and date, or such other time as the Representatives and the Company and/or the Issuer agree as the time for payment and delivery, being herein and in the Terms Agreement referred to as the “Closing Date”), the place of delivery and payment and any details of the terms of offering that should be reflected in the prospectus supplement relating to the offering of the Offered Securities. For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date (if later than the otherwise applicable settlement date) shall be the date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering, other than Contract Securities (as defined below) for which payment of funds and delivery of securities shall be as hereinafter provided. The obligations of the Underwriters to purchase the Offered Securities will be several and not joint. It is understood that the Underwriters propose to offer the Offered Securities for sale as set forth in the Final Prospectus.

If the Terms Agreement provides for sales of Offered Securities pursuant to delayed delivery contracts, the Company or the Issuer authorize the Underwriters to solicit offers to purchase Offered Securities pursuant to delayed delivery contracts substantially in the form of Annex I attached hereto (“Delayed Delivery Contracts”) with such changes therein as the Company or the Issuer may authorize or approve. Delayed Delivery Contracts are to be with institutional investors, including commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. On the Closing Date the Company and/or the Issuer will pay, as compensation, to the Representatives for the accounts of the Underwriters, the fee set forth in such Terms Agreement in respect of the principal amount or number of shares of Offered Securities to be sold pursuant to Delayed Delivery Contracts (“Contract Securities”). The Underwriters will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts. If the Company or the Issuer executes and delivers Delayed Delivery Contracts, the Contract Securities will be deducted from the Offered Securities to be purchased by the several Underwriters from the Company or the Issuer and the aggregate principal amount or number of shares of Offered Securities to be purchased by each

Underwriter from the Company or the Issuer will be reduced pro rata in proportion to the principal amount or number of shares of Offered Securities set forth opposite each Underwriter’s name in such Terms Agreement, except to the extent that the Representatives determine that such reduction shall be otherwise than pro rata and so advise the Company or the Issuer. The Company or the Issuer will advise the Representatives not later than the business day prior to the Closing Date of the principal amount or number of shares of Contract Securities.

If the Offered Securities are Warrants and such Offered Securities are issued in certificated form by the Company, the certificates for the Offered Securities delivered to the Underwriters on the Closing Date will be in definitive form, if the Offered Securities are Ordinary Shares or Warrants for Ordinary Shares such Offered Securities will be credited to the CREST accounts or (with the prior written consent of the Company) to the Euroclear Nederland accounts notified by the Underwriter to the Company on the Closing Date unless otherwise provided in the Terms Agreement, and if the Offered Securities are Debt Securities or Guaranteed Debt Securities, the Offered Securities delivered to the Underwriters on the Closing Date will be in definitive fully registered form, in each case in such denominations and registered in such names as the Representatives request. Payment for the Offered Securities shall be made by the Underwriters in Federal (same day) funds by official check or checks or wire transfers to accounts previously designated by the Company or the Issuer at banks acceptable to the Representatives at the place of payment specified in the Terms Agreement on the Closing Date, against delivery of the Offered Securities.

If the Offered Securities are Debt Securities or Guaranteed Debt Securities and the Terms Agreement specifies “Book-Entry Only” settlement or otherwise states that the provisions of this paragraph shall apply, the Company or the Issuer will deliver against payment of the purchase price the Offered Securities in the form of one or more permanent global securities in definitive form (the “Global Securities”) deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee for DTC and/or deposited with the common depositary identified in the Terms Agreement (the “Common Depositary”), as custodian for Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream”), and registered in the name of the Common Depositary, or its nominee, as nominee for Euroclear and Clearstream. Interests in any permanent global securities will be held only in book-entry form through DTC and/or Euroclear and Clearstream, except in the limited circumstances described in the Final Prospectus. Payment for the Offered Securities shall be made against delivery to the Trustee as custodian for DTC and/or to the Common Depositary as custodian for Euroclear and Clearstream of the Global Securities representing all the Offered Securities.

4. Certain Agreements of the Company and the Issuer. The Company, and if Guaranteed Debt Securities are being offered, the Issuer, agrees with the several Underwriters that it will furnish to counsel for the Underwriters, copies of the registration statement relating to the Registered Securities, including all exhibits as such counsel may reasonably request, in the form it became effective and of all amendments thereto and that, in connection with each offering of Offered Securities:

(a) The Company and/or the Issuer will file the Final Prospectus with the Commission pursuant to and in accordance with Rule 424(b)(2) or (5), if applicable, not later than the second business day following the execution and delivery of the Terms Agreement.

(b) During any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer (including in circumstances where such requirement may be satisfied pursuant to Rule 172), the Company and/or the Issuer will advise the Representatives promptly of any proposal to amend or supplement the Registration Statement or the Final Prospectus or to issue any Issuer Free Writing Prospectus relating to the Offered Securities (other than the issuance of an Issuer Free Writing Prospectus included in Schedule B to the applicable Terms Agreement) and will afford the Representatives a reasonable opportunity to comment on any such proposed amendment or supplement or such Issuer Free Writing Prospectus; and the Company and/or the Issuer will also advise the Representatives promptly of the filing of any such amendment or supplement or such Issuer Free Writing Prospectus and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued; provided, however, that nothing in this paragraph shall apply to any report to be filed or furnished to the Commission under the periodic reporting requirements of the Exchange Act except those periodic reports furnished to the Commission and incorporated by reference into the Final Prospectus between the date of a Terms Agreement and the Closing Date with respect to the Offered Securities subject to the Terms Agreement.

(c) The Company and/or the Issuer will prepare a final term sheet substantially in the form of Annex II hereto, containing solely a description of the Offered Securities and will file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule.

(d) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company and/or the Issuer promptly will notify the Representatives of such event and promptly will prepare and file with the Commission, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

(e) As soon as practicable, but not later than 16 months, after the date of each Terms Agreement, the Company will make generally available to its securityholders an earnings statement of the Company covering a period of at least 12 months which will satisfy the provisions of Section 11(a) of the Act, including through compliance with Rule 158 under the Act.

(f) The Company and/or the Issuer will furnish to the Representatives copies of the Registration Statement, including all exhibits, and, for so long as delivery of a prospectus relating to the Offered Securities by an Underwriter or dealer is required under the Act in connection with sales by such Underwriter or such dealer (including in circumstances where such requirement may be satisfied pursuant to Rule 172), the Base Prospectus, any related Preliminary Final Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and all amendments and supplements to such documents, in each case promptly after a request and in such quantities as the Representatives reasonably request.

(g) Each of the Company and the Issuer will pay all expenses incident to the performance of its obligations under the Terms Agreement (including the provisions of this Agreement), for any filing fees or other expenses (including fees and disbursements of counsel) in connection with qualification of the Offered Securities for sale and (if the Offered Securities are Debt Securities or Guaranteed Debt Securities) any determination of their eligibility for investment under the laws of such jurisdictions as the Representatives may reasonably designate and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Offered Securities (if the Offered Securities are Debt Securities or Guaranteed Debt Securities), for any applicable filing fee incident to the review by the Financial Industry Regulatory Authority of the Offered Securities, the fees and expenses of any listing of the Offered Securities, for any travel expenses of the Company’s officers and employees and any other expenses of the Company and/or the Issuer in connection with attending or hosting meetings with prospective purchasers of Offered Securities, and for expenses incurred in distributing the Final Prospectus, the Disclosure Package, supplements to the Final Prospectus or any Issuer Free Writing Prospectus to the Underwriters, it being understood that the Underwriters will pay all of their expenses relating to the offer and sale of the Offered Securities, including the fees and expenses of their counsel.

(h) The Company and the Issuer will arrange, if necessary, for the qualification of the Offered Securities for sale under the laws of such jurisdictions in the United States of America as the Representatives may designate in writing and will maintain such qualifications in effect so long as required for the distribution of the Offered Securities; provided, that in no event shall the Company or the Issuer be obligated to qualify to do business in any jurisdiction where it is not now so qualified, to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Offered Securities, in any jurisdiction where it is not now so subject or to subject itself to taxation as doing business in any such jurisdiction.

(i) Each Underwriter, severally and not jointly, represents and agrees with the Company that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company and/or the Issuer with the Commission or retained by the Company and/or the Issuer under Rule 433, other than the final term sheet prepared and filed pursuant to Section 4(c) hereto; provided that the prior written consent of the Company shall be deemed to have been given in respect of the Free Writing Prospectuses, if any, included in Schedule B to the applicable Terms Agreement and any electronic road show. Any such free writing prospectus consented to by the Company is hereinafter referred to as a “Permitted Free Writing Prospectus”. The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (y) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(j) Each of the Company and the Issuer consents to the use by any Underwriter of a Free Writing Prospectus that (a) is not an Issuer Free Writing Prospectus, and (b) contains only (A) information describing the preliminary terms of the Offered Securities or their offering, (B) information required or permitted by Rule 134 under the Act that is not “issuer information” as defined in Rule 433 or (C) information that describes the final terms of the Offered Securities or their offering and that is included in the final term sheet prepared and filed pursuant to Section 4(c) hereto.

5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company and the Issuer herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Issuer of their obligations hereunder and to the following additional conditions precedent:

(a) On the Closing Date (and if so specified in the Terms Agreement, the date of the Terms Agreement), the Representatives shall have received a letter (also addressed to the Board of Directors of the Company and/or the Issuer, as applicable), dated the date of delivery thereof (and if so specified in the Terms Agreement, dated the date of the Terms Agreement), of the independent auditors of the Company confirming that they are independent public accountants within the meaning of the Act and the Exchange Act and the applicable published Rules and Regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States) and stating to the effect that:

(i) in their opinion the financial statements and any schedules audited by them and included in the Final Prospectus or the Disclosure

Package or incorporated by reference in the Final Prospectus or the Disclosure Package comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published Rules and Regulations;

(ii) they have performed the procedures specified by the Public Company Accounting Oversight Board for a review of interim financial information as described in AU 722, Interim Financial Information, on any unaudited financial statements incorporated by reference in the Registration Statement;

(iii) on the basis of the review referred to in clause (ii) above and/or a reading of the latest available interim financial statements of the Company and/or inquiries of certain officials of the Company who have responsibility for financial and accounting matters and/or other specified procedures as appropriate (but not an audit in accordance with standards of the Public Company Accounting Oversight Board (United States)), nothing came to their attention that caused them to believe that:

(A) any material modification should be made to the unaudited condensed financial statements included in the Disclosure Package or the Final Prospectus, if any, for them to be in conformity with the basis of presentation as described in the Company’s year-end financial statements incorporated by reference therein, and that such unaudited condensed financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the Commission;

(B) at the date of the latest available balance sheet information read by or available to such accountants, there was any change in balance sheet items specified in the Terms Agreement of the Company and its consolidated subsidiaries as compared with amounts shown on the latest balance sheet information included in the Disclosure Package or the Final Prospectus; or

(C) for the period from the closing date of the latest income statement information included in the Disclosure Package or the Final

Prospectus to the closing date of the latest available income statement read by or available to such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement information included in the Disclosure Package or the Final Prospectus, in the statement of income items specified in the Terms Agreement;

except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the Disclosure Package and the Final Prospectus discloses have occurred or may occur or which are described in such letter;

(iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statement, the Final Prospectus and the Disclosure Package (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls over financial reporting of the Company’s accounting system or to schedules prepared by the Company therefrom) with the results obtained from a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter; and

(v) if pro forma financial statements are included or incorporated in the Registration Statement, the Final Prospectus and the Disclosure Package, on the basis of a reading of the unaudited pro forma financial statements, carrying out certain specified procedures, inquiries of certain officials of the Company and the acquired company(ies) who have responsibility for financial and accounting matters, and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe that the pro forma financial statements do not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

All financial statements and schedules included in material incorporated by reference into the Final Prospectus or the Disclosure Package shall be deemed included in the Final Prospectus or the Disclosure Package for purposes of this subsection.

(b) The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted. The final term sheet contemplated by Section 4(c) hereto, and any other material required to be filed by the Company and/or the Issuer pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433.

(c) Subsequent to the execution of the Terms Agreement, there shall not have occurred (i) any banking moratorium declared by U.S. Federal, UK or Dutch authorities; (ii) any major disruption of settlements of securities or clearance services in the United States, the UK or the Netherlands, (iii) any material outbreak or escalation of hostilities or other calamity or crisis involving the United States, the UK or the Netherlands, (iv) any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as such term is defined in Section 3(a)(62) of the Exchange Act) or a public announcement by such organization that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities, or (v) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company or its subsidiaries, taken as a whole, except as set forth in or contemplated in the Final Prospectus, which, in the case of (i), (ii), (iii), (iv) or (v) in the reasonable judgment of the Representatives, is so material and adverse as to make it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

(d) The Representatives shall have received an opinion, dated the Closing Date, of Slaughter and May, English counsel for the Company, substantially to the effect that:

(i) The Company is a public limited company duly incorporated under the laws of England and Wales and is a validly existing company;

(ii) If the Offered Securities are Debt Securities or Guaranteed Debt Securities, or Warrants for Debt Securities or Guaranteed Debt Securities: the Company has the corporate power and authority to (a) sign and deliver the Indenture, this Agreement, the Terms Agreement, the Delayed Delivery Contract, if any, and the warrant agreement, if any and (b) to exercise its rights and perform its obligations under the Indenture, the Terms Agreement (including the provisions of this Agreement), the Delayed Delivery Contract, if any, and the warrant agreement, if any.

(iii) If the Offered Securities are Debt Securities or Guaranteed Debt Securities: the signature and delivery of the Indenture by the Company and the exercise of its rights and the performance of its obligations under the Indenture are not prohibited by any law or regulation applicable to English companies generally or by the Memorandum of Association and Articles of Association of the Company.

(iv) No authorization, approval or consent of or registration of or filing with, any governmental authority or regulatory body within the UK is required in connection with the execution, delivery and performance by the Company of this Agreement and the Terms Agreement.

(v) The statements made in the Final Prospectus and the Disclosure Package under the caption “Taxation — U.K. Taxation”,

insofar as they purport to summarize the material UK tax consequences for a U.S. holder of an investment in the Offered Securities, fairly summarize the matters therein described.

(vi) If the Offered Securities are Debt Securities or Guaranteed Debt Securities, or Warrants for Debt Securities or Guaranteed Debt Securities: (a) the execution and delivery of the Indenture, and if applicable, the warrant agreement, have been duly authorized by the Company, and the Indenture and if applicable the warrant agreement have been duly executed and delivered by the Company; and (b) on the assumption that the Indenture, and if applicable, the warrant agreement create valid, binding and enforceable obligations of the parties under New York law, English law will not prevent any provisions of the Indenture or the warrant agreement (if applicable) from being valid, binding and enforceable obligations of the Company; and the choice of New York law to govern the Indenture or the warrant agreement (if applicable) is, under the laws of England, a valid choice of law.

(vii) If the Offered Securities are Ordinary Shares: (a) all necessary corporate action has been taken by the Company to authorize the issue of the Offered Securities; (b) the Offered Securities have been validly issued and fully paid and no further contributions in respect of such Offered Securities will be required to be made to the Company by the holders thereof, by reason solely of their being such holders.

(viii) If the Offered Securities are Warrants (other than Warrants described in (ii) above): (a) all necessary corporate action has been taken by the Company to authorize the signing of the warrant agreements relating to the Warrants; (b) the terms of the Warrants and of their issuance and sale have been established in conformity with the Company’s Memorandum and Articles of Association and so as not to violate English law; (c) the warrant agreements and the Warrants have been duly executed; (d) if the warrant agreements and the Warrants are expressed to be governed by English law the warrant agreements and the Warrants constitute valid and binding obligations of the parties under English law.

(ix) The execution and delivery of the Terms Agreement (including the provisions of this Agreement) and, if the Offered Securities are debt securities, any Delayed Delivery Contracts have been duly authorized by the Company, and the Terms Agreement (including the provisions of this Agreement) and, if the Offered Securities are debt securities, any Delayed Delivery Contracts have been duly executed and delivered by the Company.

Such opinions shall be subject to customary limitations, reservations and assumptions.

(e) If the Offered Securities are Guaranteed Debt Securities, the Representatives shall have received an opinion, dated the Closing Date, of De Brauw Blackstone London B.V., Dutch counsel for the Issuer, substantially to the effect that:

(i) The Issuer has been incorporated and is existing as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under Dutch law.

(ii) The Issuer has the corporate power to enter into and perform this Agreement, the Indenture, the Terms Agreement and the Delayed Delivery Contract, if any, and to issue and perform the Guaranteed Debt Securities.

(iii) The Issuer has taken all necessary corporate action to authorize its entry into and performance of this Agreement, the Indenture, the Terms Agreement, the Delayed Delivery Contract, if any, and its issue and performance of the Guaranteed Debt Securities.

(iv) This Agreement, the Indenture, the Terms Agreement, the Delayed Delivery Contract, if any, and the Guaranteed Debt Securities have been validly signed by the Issuer.

(v) Under Dutch law there are no governmental or regulatory consents, approvals or authorizations required by the Issuer for its entry into and performance of this Agreement, the Indenture, the Terms Agreement, the Delayed Delivery Contract, if any, or for its issue and performance of the Guaranteed Debt Securities.

(vi) Under Dutch law there are no registration, filing or similar formalities required to ensure the validity, binding effect and enforceability against the Issuer of this Agreement, the Indenture, the Terms Agreement, the Delayed Delivery Contract, if any, or the Guaranteed Debt Securities.

(vii) The entry into and performance of this Agreement, the Indenture, the Terms Agreement, the Delayed Delivery Contract, if any, or the issue and performance of the Guaranteed Debt Securities, by the Issuer do not violate Dutch law or the articles of association of the Issuer.

(viii) The choice of New York law as the governing law of the Underwriting Agreement, the Indenture, the Terms Agreement, the Delayed Delivery Contract, if any, and the Guaranteed Debt Securities is recognized and accordingly that law governs the validity, binding effect on and enforceability against the Issuer of this Agreement, the Indenture, the Terms Agreement, the Delayed Delivery Contract, if any, and the Guaranteed Debt Securities.

(ix) Under Dutch law, in proceedings in the New York Courts, New York law determines the validity, binding effect and enforceability against the Issuer.

(x) A judgment rendered by a New York court will not be recognized and enforced by the Dutch courts. However, if a person has obtained a final and conclusive judgment for the payment of money rendered by a New York court which is enforceable in New York and files his claim with the competent Dutch court, the Dutch court will generally give binding effect to the judgment insofar as it finds that (a) the jurisdiction of the New York court has been based on grounds which are internationally acceptable, (b) proper legal procedures have been observed and (c) the judgment does not contravene Dutch public policy.

(xi) The statements in the Registration Statement under the heading “Taxation – Dutch taxation” and “Enforceability of Certain Civil Liabilities”, to the extent that they are statements as to Dutch law, are correct.

Such opinions shall be subject to customary limitations, reservations and assumptions.

(f) The Representatives shall have received an opinion, dated the Closing Date, of Cravath, Swaine & Moore LLP, United States counsel for the Company and the Issuer, substantially to the effect that:

(i) No authorization, approval or other action by, and no notice to, consent of, order of, or filing with, any United States Federal or New York governmental authority is required to be made or obtained by the Company or the Issuer for the consummation of the transactions contemplated by the Underwriting Agreement and Terms Agreement, other than (i) those that have been obtained or made under the Act or the Trust Indenture Act, (ii) those that may be required under the Act in connection with the use of a “free writing prospectus” and (iii) those that may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Offered Securities by the Underwriters.

(ii) The consummation of the transactions contemplated by the Underwriting Agreement and Terms Agreement will not contravene any law, rule or regulation of the United States of the State of New York that, in our experience, is normally applicable to general business corporations in relation to transactions of the type contemplated by the Underwriting Agreement and Terms Agreement.

(iii) The statements made in the Final Prospectus and the Disclosure Package under the caption “Taxation — U.S. Taxation”,

insofar as they purport to describe the material tax consequences of an investment in the Offered Securities, fairly summarize the matters therein described.

(iv) If the Offered Securities are Debt Securities: (a) assuming that the Indenture has been duly authorized, and to the extent not a matter of New York law, executed and delivered by the Company, the Indenture constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law); (b) the Offered Securities conform in all material respects to the description thereof contained in the Final Prospectus and the Disclosure Package; (c) assuming that the Offered Securities have been duly authorized, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement and Terms Agreement, the Offered Securities will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law); and (d) the Indenture has been duly qualified under the Trust Indenture Act of 1939.

(v) If the Offered Securities are Guaranteed Debt Securities: (a) assuming that the Indenture has been duly authorized, and to the extent not a matter of New York law, executed and delivered by the Company and the Issuer, the Indenture constitutes a legal, valid and binding obligation of the Company and the Issuer enforceable against the Company and the Issuer in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law); (b) the Offered Securities conform in all material respects to the description thereof contained in the Final Prospectus and the Disclosure Package; (c) assuming that the Offered Securities have been duly authorized, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the

Underwriters pursuant to the Underwriting Agreement and Terms Agreement, the Offered Securities will constitute legal, valid and binding obligations of the Issuer and the guarantee of the Offered Securities will constitute a legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Issuer and the Company, respectively, in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law); and (d) the Indenture has been duly qualified under the Trust Indenture Act of 1939.

(vi) If the Offered Securities are Ordinary Shares represented by American Depositary Shares: (a) assuming that the Deposit Agreement has been duly authorized, and to the extent not a matter of New York law, executed and delivered by the Company, the Deposit Agreement constitutes legal, valid and binding obligations of the Company enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law). Insofar as provisions in the Deposit Agreement provide for indemnification or a limitation of liability, the enforceability thereof may be limited by public policy considerations; (b) the statements set forth under the heading “Description of Royal Dutch Shell American Depositary Shares” in the Final Prospectus and the Disclosure Package, insofar as such statements purport to constitute summaries of the terms of the ADSs, fairly summarize, in all material respects, the matters therein described; and (c) assuming that the issuance of the ADSs has been duly authorized by the Company and the Depositary in accordance with applicable laws and that the ADSs conform to the form of ADSs attached to the Deposit Agreement (which fact such counsel has not verified by an inspection of the individual ADSs), upon due issuance by the Depositary of ADSs evidencing ADSs being delivered on the date hereof against the deposit of Ordinary Shares in respect thereof in accordance with the provisions of the Deposit Agreement and upon due execution thereof by the Depositary’s authorized officers, the ADSs evidencing such ADSs will be duly and validly issued and persons in whose names such ADSs are registered will be entitled to the rights specified therein and in the Deposit Agreement. In expressing the foregoing opinion, such counsel may assume that (A) the Ordinary Shares represented by the ADSs which are in turn evidenced by such ADSs have been duly and validly authorized and issued and are fully paid and nonassessable and any preemptive rights with respect to such Ordinary Shares have been validly waived or exercised, (B) the Company has the full power, authority and legal right to deposit the Ordinary Shares in accordance with the Deposit Agreement and (C) the Ordinary Shares have been duly deposited in accordance with the Deposit Agreement, in each case under and in accordance with all applicable laws and regulations.

(vii) If the Offered Securities are Warrants for Debt Securities or Guaranteed Debt Securities (“Debt Warrants”): (a) assuming that the debt warrant agreement has been duly authorized, and to the extent not a matter of New York law, executed and delivered by the Company, the debt warrant agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law); and (b) assuming that debt warrant certificates relating to the Debt Warrants have been duly authorized, and to the extent not a matter of New York law, executed and authenticated in accordance with the provisions of the relevant debt warrant agreement and issued and sold as contemplated in the Registration Statement, such debt warrant certificates will constitute legal, valid and binding obligations of the Company entitled to the benefits of the relevant debt warrant agreement and enforceable against the Company in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).

(viii) The Registration Statement (and if the Offered Securities are ADSs, also the Registration Statement on Form F-6 relating to the ADSs (the “ADS Registration Statement”)) have become effective under the Act, and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement (or the ADS Registration Statement, if applicable) has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act.

(ix) Neither the Company nor the Issuer is required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

Cravath, Swaine & Moore LLP will also provide the Representatives with a statement to the effect that although such counsel has made certain inquiries and investigations in connection with the preparation of the Registration Statement (and the ADS Registration Statement, if applicable) and, the Disclosure Package and the Final Prospectus, the limitations inherent in the role of outside counsel are such that such counsel cannot and do not assume responsibility for the accuracy or completeness of the statements made in the Registration Statement (and the ADS Registration Statement, if applicable) and, the Disclosure Package and the Final Prospectus, except insofar as such statements relate to such counsel and the opinions referenced above, as applicable; subject to the foregoing, (a) such counsel confirms, on the basis of information gained in the course of the performance of the services rendered above, the Registration Statement (and the ADS Registration Statement, if applicable), at the time it became effective (or was last amended or deemed to be amended, as applicable), and the Final Prospectus, as of the date thereof (in each case except for the financial statements and other information of a statistical, accounting or financial nature included therein, the Statement of Eligibility (Form T-1) included as an exhibit to the Registration Statement and any description of English and Dutch law, as to which such counsel does not express any view), appeared or appears on its face to be appropriately responsive in all material respects to the requirements of the Act and the Trust Indenture Act of 1939 and the applicable rules and regulations thereunder; (b) such counsel advises that such counsel’s work in connection with this matter did not disclose any information that gave such counsel reason to believe that the Registration Statement (and the ADS Registration Statement, if applicable), at the time the Registration Statement (and the ADS Registration Statement, as applicable) became effective (or was last amended or deemed to be amended, as applicable), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Final Prospectus, as of its date and the Closing Date, or the Disclosure Package, considered together as of the Applicable Time, includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case except for the financial statements and other information of an accounting or financial nature included therein as to which such counsel does not express any view, and noting that such counsel assumed the correctness of the descriptions of Dutch law and English law provided by Dutch and English counsel to the Company).

Such opinion and statement shall be subject to customary limitations, reservations and assumptions.

(g) The Representatives shall have received, if the Offered Securities are Ordinary Shares represented by ADSs, the opinion of counsel to the Depositary stating that the Deposit Agreement is a valid and binding obligation of the Depositary and that the ADSs will be duly and validly issued and will entitle the registered holders the rights specified in the Deposit Agreement.

(h) The Representatives shall have received from [—] or such other counsel specified in the Terms Agreement, counsel for the Underwriters, an opinion incorporating subparagraphs (iii) through (vii), and the final paragraph in (f) above, dated the Closing Date, and the Company and the Issuer shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(i) The Representatives shall have received a certificate, dated the Closing Date, signed by any one of a director, the Chief Financial Officer, Secretary or Assistant Secretary of the Company or Group Treasurer or the Head of Financial Markets of the Shell Group (meaning Royal Dutch Shell plc and those companies in which it either directly or indirectly has control, by having either a majority of the voting rights or the right to exercise a controlling influence or to obtain the majority of the benefits and be exposed to a majority of the risks) (and without personal liability of those persons signing) in which such officers, to the best of their knowledge after having carefully examined the Registration Statement, the Final Prospectus, the Disclosure Package and this Agreement, shall state that:

(i) the representations and warranties of the Company and, if applicable, the Issuer in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and each of the Company and the Issuer has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the Company or the Issuer, threatened; and

(iii) since the date of the most recent financial statements included or incorporated by reference in the Final Prospectus or Disclosure Package, there has been no material adverse effect on the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus or Disclosure Package or as described in such certificate.

The Company and the Issuer will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters under this Agreement and the Terms Agreement.

6. Indemnification and Contribution. (a) The Company, and if the Offered Securities are Guaranteed Debt Securities, the Issuer, will indemnify jointly and severally and hold harmless each Underwriter and the directors, officers and employees of each Underwriter and each person, if any, who controls such Underwriter, within the meaning of the Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act or the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Final Prospectus, the Disclosure Package, Preliminary Final Prospectus, or any Issuer Free Writing Prospectus, and each as amended or supplemented if the Company or Issuer shall have furnished any amendments or supplements thereto, or caused by the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made not misleading, and will reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company, and if the Offered Securities are Guaranteed Debt Securities, the Issuer, will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company or the Issuer by or on behalf of any Underwriter through the Representatives, if any, specifically for use therein.

(b) Each Underwriter will severally agree to indemnify and hold harmless the Company and the Issuer, each of their directors, officers and employees and each person, if any, who controls the Company and/or the Issuer within the meaning of the Act or the Exchange Act, to the same extent as the forgoing indemnity from the Company or the Issuer to each Underwriter but only with reference to written information furnished to the Company and/or the Issuer by such Underwriter through the Representatives, if any, specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company and the Issuer in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party (not to be unreasonably withheld), be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ a single separate counsel, in addition to a single separate local counsel, and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel, if the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. An indemnifying party shall not, without prior written consent of the indemnified parties (such consent not to be unreasonably withheld or delayed), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b)) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and/or the Issuer on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or is unavailable for any reason, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause

(i) above but also the relative fault of the Company and/or the Issuer on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Issuer on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and/or the Issuer bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and/or the Issuer or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, Issuer and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation that does not take into account the equitable considerations referred to above. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The obligations of the Company and the Issuer under this Section shall be in addition to any liability which the Company and the Issuer may otherwise have and shall extend, upon the same terms and conditions, to each director, officer and employee of, and each person, if any, who controls, any Underwriter within the meaning of the Act or the Exchange Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director, officer and employee of the Company and the Issuer and to each person, if any, who controls the Company and the Issuer within the meaning of the Act or the Exchange Act.

7. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities under the Terms Agreement and the aggregate principal amount (if Debt Securities or Guaranteed Debt Securities) or number of Warrants or shares (if Ordinary Shares) of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount (if Debt Securities or Guaranteed Debt Securities) or number of

Warrants or shares (if Ordinary Shares) of Offered Securities the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments under the Terms Agreement (including the provisions of this Agreement), to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount (if Debt Securities or Guaranteed Debt Securities) or number of Warrants or shares (if Ordinary Shares) of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount (if Debt Securities or Guaranteed Debt Securities) or number of Warrants or shares (if Ordinary Shares) of Offered Securities and arrangements satisfactory to the Representatives, the Company and the Issuer for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company or the Issuer, except as provided in Section 8. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability, if any, for its default. If the Offered Securities are Debt Securities or Guaranteed Debt Securities, the respective commitments of the several Underwriters for the purposes of this Section shall be determined without regard to reduction in the respective Underwriters’ obligations to purchase the principal amounts (if Debt Securities or Guaranteed Debt Securities) or number of Warrants or shares (if Ordinary Shares) of the Offered Securities set forth opposite their names in the Terms Agreement as a result of Delayed Delivery Contracts entered into by the Company and/or the Issuer.

8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Issuer, the Company or its officers and of the several Underwriters set forth in or made pursuant to the Terms Agreement (including the provisions of this Agreement) will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Issuer, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. Except where the sale by the Underwriters of the Offered Securities does not occur as a result of a material default by the Company or the Issuer of its obligations hereunder, if the sale of the Offered Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 5 hereof is not satisfied or because of any refusal, inability or failure on the part of any party to perform any agreement herein or comply with any provision hereof, each party hereto shall be responsible for all of its own out of pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred in connection with the proposed purchase and sale of the Offered Securities.

9. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or faxed and confirmed to them at their address furnished to the Company or the Issuer in writing for the purpose of communications hereunder or, if sent to the Company or the Issuer, will be mailed, delivered or faxed and confirmed to them at Carel van Bylandtlaan 30, 2596 HR The Hague, the Netherlands, telephone: 011 31 70 377 9111, Attention (for Company):

Company Secretary, fax (for Company): 011 31 70 377 3687, Attention (for Issuer): Legal Corporate, fax (for Issuer): 011 31 70 377 3953, with a copy to Shell Centre, London SE1 7NA, telephone: +44 207 934 1234, fax: +44 207 934 7770, Attention: Head of Financial Markets (SI-FTF).

10. Successors. The Terms Agreement (including the provisions of this Agreement) will inure to the benefit of and be binding upon the Company, the Issuer and such Underwriters as are identified in the Terms Agreement and their respective successors and the officers and directors and controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.

11. Representation. Any Representatives will act for the several Underwriters in connection with the transactions contemplated by the Terms Agreement, and any action under such Terms Agreement (including the provisions of this Agreement) taken by the Representatives jointly or separately will be binding upon all the Underwriters.

12. Counterparts. The Terms Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

13. No Fiduciary Duty. The Company and the Issuer each acknowledge and agree that (a) the purchase and sale of the Offered Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Issuer, on the one hand, and the several Underwriters, on the other, (b) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or the Issuer, (c) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or the Issuer with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Issuer on other matters) or any other obligation to the Company or the Issuer except the obligations expressly set forth in this Agreement and (d) each of the Company and the Issuer have consulted its own legal and financial advisors to the extent it deemed appropriate. The Company and the Issuer each agree that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or the Issuer, in connection with such transaction or the process leading thereto.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Issuer and the Underwriters, or any of them, with respect to the subject matter hereof.

14. Applicable Law. This Agreement and the Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

The Company and the Issuer hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to the Terms Agreement (including the provisions of this Agreement) or the transactions contemplated thereby.

The Company and the Underwriters irrevocably agree to waive trial by jury in any action, proceeding, claim or counterclaim brought by or on behalf of any party related to or arising out of this agreement, any terms agreement or any delayed delivery contract.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company, the Issuer and the Underwriters in accordance with its terms.

Very truly yours,

ROYAL DUTCH SHELL PLC

By
Name:
Title:

SHELL INTERNATIONAL FINANCE B.V., in The Hague

By
Name:
Title:

By
Name:
Title:

[Signature Page of Underwriting Agreement]

The foregoing Underwriting Agreement is hereby accepted and agreed to as of the date first above written.

[UNDERWRITERS]

By
Name:
Title:

[Signature Page of Underwriting Agreement]

(Three copies of this Delayed Delivery Contract should be signed and returned to the address shown below so as to arrive not later than 9:00 A.M.,

New York time, on                  ,         1)

DELAYED DELIVERY CONTRACT

[Insert date of initial public offering]

Royal Dutch Shell plc

Shell International Finance B.V.

c/o [REPRESENTATIVES]

Gentlemen:

The undersigned hereby agrees to purchase from [Royal Dutch Shell plc, a public company limited by shares existing under the laws of England and Wales / Shell International Finance B.V., a private limited liability company organized under the laws of the Netherlands] (the “Company”), and the Company agrees to sell to the undersigned, [If one delayed closing, insert—as of the date hereof, for delivery on              ,         (“Delivery Date”),]

[$]                 [shares]

—principal amount—of the Company’s [Insert title of securities] (“Securities”), offered by the Company’s Prospectus dated             ,         and a Prospectus Supplement dated             ,         relating thereto, receipt of copies of which is hereby acknowledged, at— % of the principal amount thereof plus accrued interest, if any,—$ per share plus accrued dividends, if any,—and on the further terms and conditions set forth in this Delayed Delivery Contract (“Contract”).

[1]	Insert date which is third full business day prior to Closing Date under the Terms Agreement.

[If two or more delayed closings, insert the following:

The undersigned will purchase from the Company as of the date hereof, for delivery on the dates set forth below, Securities in the—principal—amounts set forth below:

Delivery Date	Principal Amount Number of Shares

Each of such delivery dates is hereinafter referred to as a Delivery Date.]

Payment for the Securities that the undersigned has agreed to purchase for delivery on—the—each—Delivery Date shall be made to the Company or its order in Federal (same day) funds by certified or official bank check or wire transfer to an account designated by the Company, at the office of                      at          A.M. on—the—such—Delivery Date upon delivery to the undersigned of the Securities to be purchased by the undersigned—for delivery on such Delivery Date—in definitive [If debt issue, insert—fully registered] form and in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to—the—such—Delivery Date.

It is expressly agreed that the provisions for delayed delivery and payment are for the sole convenience of the undersigned; that the purchase hereunder of Securities is to be regarded in all respects as a purchase as of the date of this Contract; that the obligation of the Company to make delivery of and accept payment for, and the obligation of the undersigned to take delivery of and make payment for, Securities on—the—each—Delivery Date shall be subject only to the conditions that (1) investment in the Securities shall not at—the—such—Delivery Date be prohibited under the laws of any jurisdiction in the United States to which the undersigned is subject and (2) the Company shall have sold to the Underwriters the total—principal amount—number of shares—of the Securities less the—principal amount—number of shares—thereof covered by this and other similar Contracts. The undersigned represents that its investment in the Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which governs such investment.

Promptly after completion of the sale to the Underwriters the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by—a copy—copies—of the opinion[s] of counsel for the Company delivered to the Underwriters in connection therewith.

This Contract will inure to the benefit of, and be binding upon, the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

This contract shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

It is understood that the acceptance of any such Contract is in the Company’s sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this Contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such counterpart is so mailed or delivered.

Yours very truly,
(Name of Purchaser)

By
(Title of Signatory)
(Address of Purchaser)

Accepted, as of the above date.

[Insert ROYAL DUTCH SHELL PLC / SHELL INTERNATIONAL FINANCE B.V.]

By
[Insert Title]

[By
[Insert Title]]

Form of Final Term Sheet

Filed Pursuant to Rule 433

Registration No. 333-[—]

Pricing Term Sheet

[Date]

ROYAL DUTCH SHELL PLC

SHELL INTERNATIONAL FINANCE B.V.

[Name of Securities]

Issuer:	Shell International Finance B.V.
Guarantor:	Royal Dutch Shell plc
Title of Securities:	[ ]
Trade Date:	[ ]
Settlement Date (T+[3]):	[ ]
Maturity Date:	[ ]
Aggregate Principal Amount Offered:	[$/€]—
Price to Public (Issue Price):	—% plus accrued interest, if any, from —
Interest Rate:	—% per annum
Interest Payment Dates:	— on each — and —, commencing on —
Optional Redemption:	[ ]
Joint Bookrunners:	[ ]

The Issuer has filed a Registration Statement (including a prospectus) with the Securities and Exchange Commission for the Offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer has filed with the Securities and Exchange Commission for more complete information about the Issuer and this Offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the Offering will arrange to send you the prospectus if you request it by calling [List Underwriters contact details].

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via [Bloomberg] or another email system.

[Royal Dutch Shell plc / Shell International Finance B.V.]

(“Company”)

[Guaranteed] Debt Securities

TERMS AGREEMENT

,

To: [Underwriters]

[The [Representative[s] of the] Underwriters identified herein

Dear Sirs:

[Royal Dutch Shell plc, a public company limited by shares existing under the laws of England and Wales] [Shell International Finance B.V., a private limited liability company organized under the laws of the Netherlands] (“Company”) agrees to issue and sell to the several Underwriters named in Schedule A hereto for their respective accounts, on and subject to the terms and conditions of the Underwriting Agreement filed as an exhibit to the Company’s registration statement on Form F-3 (No. 333-126726) (“Underwriting Agreement”), the following securities (“Offered Securities”) on the following terms:

Title: [    %] [Floating Rate] [Senior/Subordinated] — Notes — Debentures — Bonds — Due     .

Principal Amount: $          [(“Firm Securities”)].

Guarantor: [None.] [Royal Dutch Shell plc.]

Indenture: the indenture dated as of [            ], 2005, among [Royal Dutch Shell plc as issuer] [Shell International Finance B.V. as issuer, Royal Dutch Shell plc as guarantor] and [            ] as Trustee.

Common Depositary: [none][            ].

1

[Over-allotment: In addition, upon written notice from the Lead Underwriter given to the Company/Issuer from time to time not more than [    ]1 days subsequent to the date hereof, the Underwriters may purchase up to $         additional principal amount (the “Optional Securities”) of the Offered Securities at the same purchase price set forth in this Terms Agreement for the Firm Securities. The Company/Issuer agrees to issue and sell to the Underwriters the principal amount of Optional Securities specified in such notice, and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the principal amount of Firm Securities set forth opposite such Underwriter’s name on Schedule A hereto (subject to adjustment by the Lead Underwriter to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be issued, sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Lead Underwriter to the Company/Issuer. References to “Offered Securities” in this Terms Agreement and the Underwriting Agreement shall mean the Firm Securities and the Optional Securities. References to the “Closing Date” in the Underwriting Agreement shall mean the Closing Date for the delivery of and payment for the Firm Securities and each time for the delivery of and payment for the Optional Securities. Each condition to the Underwriters’ obligations to purchase and pay for the Firm Securities set forth in Section 5 shall also be a condition to their obligations to purchase and pay for any Optional Securities (with references to “Offered Securities” in any legal opinion being changed as appropriate to refer to the Optional Securities being delivered on the date of delivery of such opinion).]

Interest: [    % per annum, from             ,         , payable semiannually on                      and                     , commencing             ,         , to holders of record on the preceding                      or                     , as the case may be.] [Zero coupon.]

Right to extend or defer interest payments:

Form and currency of payment:

Additional amounts:

Maturity:             ,         .

Repayment upon acceleration:

Optional Redemption:

[1]	To be determined in accordance with U.S. Federal income tax rules governing the fungibility of debt issues.

2

Redemption:

Sinking Fund:

Defeasance:

Limitation on or additional events of default:

Limitation on or additional covenants:

Restrictions on transfer:

Conversion:

Subordination provisions:

Denominations:

Other terms:

Listing: [None.] [                    .]

Delayed Delivery Contracts: [None.] [Delivery Date[s] shall             ,         . Underwriters’ fee is     % of the principal amount of the Contract Securities.]

Purchase Price:     % of principal amount, plus accrued interest[, if any,] from             ,         .

Expected Reoffering Price:     % of principal amount, subject to change by the [Representative[s] [Underwriters].

Applicable Time:

Closing [for Firm Securities]:          A.M. on             ,         , at         , in Federal (same day) funds.

Settlement and Trading: [Physical certificated form.] [Book-Entry Only via [DTC / Euroclear and Clearstream]

Blackout: Until      days after the Closing Date.

Lock-up (if any): [    ]

[Name[s] and Address[es] of the [Representative[s]] [Underwriter[s]]:]

The provisions of the Underwriting Agreement are incorporated herein by reference.

3

The Offered Securities will be made available for checking and packaging at the office of — at least 24 hours prior to the Closing Date.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company/Issuer and the several Underwriters in accordance with its terms.

Very truly yours,

[ROYAL DUTCH SHELL PLC]

By
[Insert title]

[SHELL INTERNATIONAL FINANCE B.V.]

By
[Insert title]

By
[Insert title]

The foregoing Terms Agreement is hereby confirmed and accepted as of the date first above written.

[LEAD UNDERWRITER]

By
[Insert title]

[Acting on behalf of itself and as the Representative of the several Underwriters.]

4

SCHEDULE A

Underwriter	Principal Amount of [Offered]/[Firm] Securities to be Purchased
[Underwriters]

Total	$

A-1

SCHEDULE B

Schedule of Free Writing Prospectuses included in the Disclosure Package

B-1

Royal Dutch Shell plc

(“Company”)

Ordinary Shares

Warrants

TERMS AGREEMENT

            ,

To: [Lead Underwriter]

The [Representative[s] of the] Underwriters identified herein

Dear Sirs:

Royal Dutch Shell plc, a public company limited by shares existing under the laws of England and Wales (“Company”) agrees to issue and sell to the several Underwriters named in Schedule A hereto for their respective accounts, on and subject to the terms and conditions of the Underwriting Agreement filed as an exhibit to the Company’s registration statement on Form F-3 (No. 333-126726) (“Underwriting Agreement”), the following securities (“Offered Securities”) on the following terms:

Title:

Number of Shares/Warrants:                [(“Firm Securities”)].

[Over-allotment: In addition, upon written notice from the Lead Underwriter given to the Company from time to time not more than 30 days subsequent to the date hereof, the Underwriters may purchase up to                  additional shares/warrants (the “Optional Securities”) of the Offered Securities at the same purchase price per share set forth in this Terms Agreement for the Firm Securities. The Company agrees to issue sell to the Underwriters the number of shares/warrants of Optional Securities specified in such notice, and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of shares of Firm Securities set forth opposite such Underwriter’s name on Schedule A hereto (subject to adjustment by the Lead Underwriter to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be issued, sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Lead Underwriter to the Company. References to “Offered Securities” in this Terms Agreement and the Underwriting Agreement shall mean the Firm Securities and the Optional Securities. References to the “Closing Date” in the Underwriting Agreement shall mean the Closing Date for the delivery of and payment for the Firm Securities and each time for the delivery of and payment for the Optional Securities. Each condition to the Underwriters’ obligations to purchase and pay for the

1

Firm Securities set forth in Section 5 shall also be a condition to their obligations to purchase and pay for any Optional Securities (with references to “Offered Securities” in any legal opinion being changed as appropriate to refer to the Optional Securities being delivered on the date of delivery of such opinion).]

(1) Exercise Price and currency of payment:

(2) Principal amount or number of securities to be purchase upon exercise:

(2) Terms of securities to be purchased upon exercise:

(2) Dates upon which warrants can be exercised and rights expire:

(2) Terms of securities sold with warrants, number of warrants sold with such securities and whether warrants are separately transferable:

(2) Form: [Registered] [Bearer].

(2) Other terms:

Purchase Price [and Currency]: $          per share.

Expected Reoffering Price: $          per share, subject to change by the [Representative[s]] [Underwriters].

Applicable Time:

Closing [for Firm Securities]:          A.M. on             ,         , at                     , in Federal (same day) funds.

(2) Underwriter[s’][’s] Compensation: $          payable to the [Representative[s] for the proportionate accounts of the] Underwriter[s] on the Closing Date.

Blackout: Until          days after the Closing Date.

Lock-up (if any): [    ]

[Name[s] and Address[es] of the [Representative[s]] [Underwriter[s]]:]

The provisions of the Underwriting Agreement are incorporated herein by reference.

(1)	To be included only if Terms Agreement relates to warrants.
(2)	Include if purchase is at public offering price and compensation payable separately.

2

The Offered Securities will be made available for checking and packaging at the office of                      at least 24 hours prior to the Closing Date.

For purposes of Section 6 of the Underwriting Agreement, the only information furnished to the Company by any Underwriter for use in the Prospectus consists of [—]:

3

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement [between]/ [among] the Company and the several Underwriters in accordance with its terms.

Very truly yours,

[ROYAL DUTCH SHELL PLC]

By
[Attorney-in-Fact]

The foregoing Terms Agreement is hereby confirmed and accepted as of the date first above written.

[LEAD UNDERWRITER]

By
[Insert title]

[Acting on behalf of itself and as the Representative of the several Underwriters.]

4

SCHEDULE A

Underwriter	Principal Amount of [Offered]/[Firm] Securities to be Purchased
[Underwriters]

Total	$

A-1

SCHEDULE B

Schedule of Free Writing Prospectuses included in the Disclosure Package

B-1